UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Sale of Crescent Alexander Village – Charlotte, North Carolina

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2015, a joint venture (the “Joint Venture”) of CNL Growth Properties, Inc. (the “Company”) and an affiliate of Crescent Communities, a real estate development group (“Crescent”) entered into an agreement on September 8, 2015 for the sale of the Joint Venture’s 320-unit Class A garden-style multifamily community located on 22.4 acres in the University Research Park section of Charlotte, North Carolina (“Alexander Village”). The sale price for Alexander Village was approximately $52.25 million.

On September 29, 2015, the Joint Venture completed the sale of Alexander Village to Alexander Village Acquisition LP, an unaffiliated third-party buyer. The net cash to the Company from the sale of Alexander Village is approximately $11.8 million after repayment of approximately $25.3 million of debt, closing costs, reserves, and distributions to Crescent in accordance with the provisions of the Joint Venture’s governing documents. The Company currently intends to use the net proceeds from the sale of Alexander Village for general corporate purposes, including a possible special distribution to stockholders.

As previously reported, three of the Company’s four joint ventures with Crescent decided to pursue the potential sale of their respective multifamily communities: Crescent Crosstown, Crescent Cool Springs and Alexander Village (collectively, the “Crescent JV Properties”). Crescent Crosstown and Crescent Cool Springs are currently under contract for sale and are scheduled to close on October 5, 2015, and by the end of 2015, respectively. There can be no assurance that the sales of Crescent Crosstown or Crescent Cool Springs will be completed within the contemplated times, or at all. Crescent Crosstown and Crescent Cool Springs are currently classified as real estate held for sale in the Company’s financial statements.

Having taken into consideration the closing of the Company’s public offering in April 2014 and the estimated time needed to complete the Company’s acquisition and development phase and achieve substantial stabilization of its assets, the Company and its advisor have begun to explore strategic liquidity alternatives for its multifamily portfolio. On August 26, 2015, the Company’s board of directors appointed a Special Committee comprised of James P. Dietz and Stephen P. Elker, its independent directors to oversee the process of exploring strategic alternatives. While the dispositions of the Crescent JV Properties are consistent with this course of action, there can be no assurances that the process will result in stockholder liquidity.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The Company’s unaudited pro forma condensed consolidated balance sheet at June 30, 2015 illustrates the estimated effects of (i) the sale of Alexander Village and (ii) the pending sales of Crescent Crosstown and Crescent Cool Springs, referred to in Item 2.01 above (the “Transactions”) as if they had occurred on such date.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 (collectively, the “Pro Forma Periods”) include certain pro forma adjustments to illustrate the estimated effect of the Transactions as if they had occurred on the first day of each of the Pro Forma Periods.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the Transactions reflected herein had occurred on the first date of or been in effect during the Pro Forma Periods. Further, the unaudited pro forma condensed consolidated balance sheet and statements of operations should not be viewed as indicative of the Company’s financial results in the future; and they should be read in conjunction with the Company’s financial statements as filed with the Commission on Form 10-Q for the six months and the quarterly period ended June 30, 2015 and on Form 10-K for the year ended December 31, 2014.

(d)	Exhibits.

10.1	Purchase and Sale Agreement dated effective September 8, 2015, by and between GGT Crescent Alexander NC Venture, LLC and Alexander Village Acquisition LP.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2015

	Historical June 30, 2015	Crescent Alexander Village Property Sold Pro Forma Adjustments		Crescent Cool Springs Property Pending Pro Forma Adjustments		Crescent Crosstown Property Pending Pro Forma Adjustments		Pro Forma June 30, 2015
ASSETS

Real estate assets, net:
Operating real estate assets, net (including VIEs $184,302,086)	$213,813,499	$—		$—		$—		$213,813,499
Construction in process, including land (including VIEs $136,845,420)	144,670,385	—		—		—		144,670,385

Total real estate assets, net	358,483,884	—		—		—		358,483,884
Real estate held for sale (including VIEs $103,632,442)	105,899,511	(33,477,187	)(a)	(38,969,958	)(a)	(33,452,366	)(a)	—
Cash and cash equivalents (including VIEs $6,715,142)	21,501,379	51,633,987	(a)	58,940,000	(a)	57,386,593	(a)
		(25,341,440	)(b)	(27,799,357	)(b)	(30,053,438	)(b)	106,267,724
Restricted cash (including VIEs $2,430,377)	2,852,332	—		—		—		2,852,332
Loan costs, net (including VIEs $2,292,716)	2,831,053	(29,688	)(b)	(62,606	)(b)	(61,817	)(b)	2,676,942
Other assets (including VIEs $1,075,569)	1,360,401	—		—		—		1,360,401

Total Assets	$492,928,560	$(7,214,328)		$(7,891,921)		$(6,181,028)		$471,641,283

LIABILITIES AND EQUITY

Liabilities:
Mortgages and construction notes payable (including VIEs $263,258,820)	$291,473,820	$(25,284,971	)(b)	$(27,737,243	)(b)	$(30,000,000	)(b)	$208,451,606
Accrued development costs (including VIEs $20,804,631)	20,804,631	—		—		—		20,804,631
Due to related parties	1,669,045	—		—		—		1,669,045
Accounts payable and other accrued expenses (including VIEs $3,340,062)	4,054,177	(56,469	)(b)	(62,114	)(b)	(53,438	)(b)	3,882,156
Other liabilities (including VIEs $2,098,282)	2,169,451	—		—		—		2,169,451

Total Liabilities	320,171,124	(25,341,440)		(27,799,357)		(30,053,438)		236,976,889

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value per share, authorized and unissued 200,000,000 shares	—	—		—		—		—
Common stock, $0.01 par value per share, 1,120,000,000 shares authorized; 22,703,363 issued and 22,526,171 outstanding	225,262	—		—		—		225,262
Capital in excess of par value	170,792,081	—		—		—		170,792,081
Accumulated earnings (deficit)	(2,313,756)	8,463,477	(a)	9,626,616	(a)	10,071,074	(a)
		(13,838	)(b)	(30,179	)(b)	(26,011	)(b)	25,777,383
Accumulated cash distributions	(29,284,024)	—		—		—		(29,284,024)

Total Stockholders’ Equity	139,419,563	8,449,639		9,596,437		10,045,063		167,510,702
Noncontrolling interest	33,337,873	9,693,323	(a)	10,343,426	(a)	13,863,153	(a)
	—	(15,850	)(b)	(32,427	)(b)	(35,806	)(b)	67,153,692

Total Equity	172,757,436	18,127,112		19,907,436		23,872,410		234,664,394

Total Liabilities and Equity	$492,928,560	$(7,214,328)		$(7,891,921)		$(6,181,028)		$471,641,283

The abbreviation VIEs above means Variable Interest Entities.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

	Historical June 30, 2015	Crescent Alexander Village Property Sold Pro Forma Adjustments (a)		Crescent Cool Springs Property Pending Pro Forma Adjustments (a)		Crescent Crosstown Property Pending Pro Forma Adjustments (a)		Pro Forma June 30, 2015

Revenues:
Rental income from operating leases	$13,157,312	$(963,474)		$(978,326)		$(2,341,688)		$8,873,824
Other property revenue	1,084,816	(50,481)		(77,870)		(149,811)		806,654

Total revenues	14,242,128	(1,013,955)		(1,056,196)		(2,491,499)		9,680,478

Expenses:
Property operating expenses	6,998,721	(503,245)		(733,644)		(906,065)		4,855,767
General and administrative	1,769,150	(3,836)		(146,596)		(63,052)		1,555,666
Asset management fees, net of amounts capitalized	1,052,529	(76,865	)(b)	(116,363	)(b)	(104,877	)(b)	754,424
Property management fees	567,425	(40,800)		(45,000)		(63,753)		417,872
Acquisition fees and expenses, net of amounts capitalized	16,462	—		—		—		16,462
Depreciation	5,330,934	(482,131)		(603,442)		(623,303)		3,622,058

Total expenses	15,735,221	(1,106,877)		(1,645,045)		(1,761,050)		11,222,249

Operating loss	(1,493,093)	92,922		588,849		(730,449)		(1,541,771)

Other income (expense):
Interest and other income	(716)	—		—		—		(716)
Interest expense and loan cost amortization, net of amounts capitalized	(2,280,531)	215,127	(c)	288,754	(c)	269,257	(c)	(1,507,393)

Total other income (expense)	(2,281,247)	215,127		288,754		269,257		(1,508,109)

Loss from continuing operations	(3,774,340)	308,049		877,603		(461,192)		(3,049,880)

Net (income) loss from continuing operations attributable to noncontrolling interest	258,407	(123,194)		(342,120)		188,153		(18,754)

Net loss from continuing operations attributable to common stockholders	$(3,515,933)	$184,855		$535,483		$(273,039)		$(3,068,634)

Net loss per share of common stock (basic and diluted): from continuing operations	$(0.16)							$(0.14)

Weighted average number of shares of common stock outstanding (basic and diluted)	22,526,171							22,526,171

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical December 31, 2014	Crescent Alexander Village Property Sold Pro Forma Adjustments (a)		Crescent Cool Springs Property Pending Pro Forma Adjustments (a)		Crescent Crosstown Property Pending Pro Forma Adjustments (a)		Pro Forma December 31, 2014

Revenues:
Rental income from operating leases	$15,309,618	$(410,025)		$(175,863)		$(4,188,292)		$10,535,438

Total revenues	15,309,618	(410,025)		(175,863)		(4,188,292)		10,535,438

Expenses:
Property operating expenses	8,488,871	(540,321)		(530,751)		(1,662,323)		5,755,476
General and administrative	2,893,328	(9,016)		(36,748)		(6,962)		2,840,602
Asset management fees, net of amounts capitalized	1,070,864	(26,663	)(b)	(21,639	)(b)	(212,628	)(b)	809,934
Property management fees	763,681	(47,600)		(60,000)		(103,841)		552,240
Acquisition fees and expenses, net of amounts capitalized	76,046	—		—		—		76,046
Depreciation	5,946,416	(312,457)		(254,145)		(1,503,867)		3,875,947

Total expenses	19,239,206	(936,057)		(903,283)		(3,489,621)		13,910,245

Operating loss	(3,929,588)	526,032		727,420		(698,671)		(3,374,807)

Other income (expense):
Interest and other income	55,165	—		—		—		55,165
Interest expense and loan cost amortization, net of amounts capitalized	(1,545,485)	46,820	(c)	53,727	(c)	369,240	(c)	(1,075,698)

Total other income (expense)	(1,490,320)	46,820		53,727		369,240		(1,020,533)

Loss from continuing operations	(5,419,908)	572,852		781,147		(329,431)		(4,395,340)

Net (income) loss from continuing operations attributable to noncontrolling interests	897,670	(228,354)		(314,055)		34,550		389,811

Net loss from continuing operations attributable to common stockholders	$(4,522,238)	$344,498		$467,092		$(294,881)		$(4,005,529)

Net loss per share of common stock (basic and diluted) from continuing operations	$(0.21)							$(0.19)

Weighted average number of shares of common stock outstanding (basic and diluted)	21,361,725							21,361,725

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company is presented as if the disposition of the completed sale of the Crescent Alexander Village Property and the pending dispositions of the Crescent Cool Springs and Crescent Crosstown Properties described in Note 2. “Pro Forma Transactions” had occurred as of June 30, 2015. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the six months ended June 30, 2015 and for the year ended December 31, 2014 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s dispositions, described in Note 2. “Pro Forma Transactions”, as if they had occurred as of the first day of the period presented. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Periods presented.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the Pro Forma Periods. In addition, this unaudited pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

On September 8, 2015, the Alexander Village Joint Venture entered into a purchase and sale agreement with Alexander Village Acquisition LP, an unaffiliated third party, for the sale of the Crescent Alexander Village Property. The purchase price for the Crescent Alexander Village Property is approximately $52.25 million excluding transaction costs.

On September 29, 2015, the Alexander Village Joint Venture completed the sale of the Crescent Alexander Village Property.

On September 8, 2015, the Crescent Crosstown Joint Venture entered into a purchase and sale agreement with Centennial Holding Company, LLC, an unaffiliated third party, for the sale of the Crescent Crosstown Property. The purchase price for the Crescent Crosstown Property is approximately $58.3 million excluding transaction costs. The Crescent Crosstown Joint Venture anticipates the consummation of the sale to occur in October 2015.

On September 21, 2015, the Cool Springs Joint Venture entered into a purchase and sale agreement with SHLP Acquisition, LLC, an unaffiliated third party, for the sale of the Crescent Cool Springs Property. The purchase price for the Crescent Cool Springs Property is approximately $60.0 million excluding transaction costs. The Cool Springs Joint Venture anticipates the consummation of the sale to occur by the end of 2015.

There can be no assurance that the conditions to the sale of the Crescent Crosstown or Crescent Cool Springs Properties will be satisfied or waived on terms satisfactory to the parties or that the sale of these properties will ultimately be completed.

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent adjustments needed to the Company’s historical balance sheet as if the completed disposition of the Crescent Alexander Village Property and the pending sale of the Crescent Cool Springs and Crescent Crosstown Properties occurred as of June 30, 2015.

(a)	These adjustments reflect the net sales proceeds received from the completed disposition of the Crescent Alexander Village Property and the pending disposition of the Crescent Cool Springs and Crescent Crosstown Properties and the elimination of the related account balances as if the sales were consummated as of June 30, 2015. Accumulated deficit has been increased to reflect the receipt of net cash proceeds and removal of assets and liabilities related to the sales, as follows:

	Crescent Alexander Village Sold	Crescent Cool Springs Pending	Crescent Crosstown Pending
Sales Price	$52,250,000	$60,000,000	$58,300,000
Closing and transaction costs	(616,013)	(1,060,000)	(913,407)

Net sales proceeds	51,633,987	58,940,000	57,386,593
Net book value	(33,477,187)	(38,969,958)	(33,452,366)

Gains on sale	$18,156,800	$19,970,042	$23,934,227

(b)	These adjustments reflect the use of a portion of the net cash proceeds received from the completed sale of the Crescent Alexander Village Property and the pending sales of the Crescent Cool Springs and Crescent Crosstown Properties to pay down existing indebtedness, including accrued interest, and to eliminate loan costs and other assets related to the existing indebtedness.

4.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the unaudited pro forma condensed consolidated statement of operations represent adjustments needed to the Company’s historical results to remove the historical operating results of the completed sale of the Crescent Alexander Village Property and the pending sales of the Crescent Cool Springs and Crescent Crosstown Properties as if they had occurred on the first day of the Pro Forma Period Presented.

(a)	Except as described in (b) and (c) below, these amounts represent the elimination of the operations of the completed sale of the Crescent Alexander Village Property and the pending sales of the Crescent Cool Springs and Crescent Crosstown Properties from the historical amounts for the six months ended June 30, 2015 and for the year ended December 31, 2014, to give effect to the completed sale of the Crescent Alexander Village Property and the pending sale of the Crescent Cool Springs and Crescent Crosstown Properties as if the sales occurred on the first day of the Pro Forma Period Presented. The Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown Properties were classified in continuing operations because the proposed dispositions of these three properties would neither cause a strategic shift in the Company, nor are they considered to have a major impact on the Company’s business. Therefore, they do not qualify as discontinued operations under ASU 2014-08.

(b)	Amount includes the elimination of asset management fee expenses, calculated at 0.08334% monthly on the invested assets value of the Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown Properties for the six months ended June 30, 2015 and for the year ended December 31, 2014. These fees were historically paid by the Company to its advisor and would not have been incurred subsequent to the disposition of these assets.

(c)	Represents the elimination of interest expense and loan cost amortization to reflect the use of net cash proceeds from the completed sale of the Crescent Alexander Village, and the pending sales of Crescent Cool Springs and Crescent Crosstown Properties, to retire indebtedness that was collateralized by the Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown Properties as if the sales occurred on the first day of the Pro Forma Period presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations